                         CODE OF ETHICS FOR EMPLOYEES OF
                       CHARTWELL INVESTMENT PARTNERS, L.P.

       The following Code of Ethics shall apply to all employees of Chartwell Investment Partners, L.P. This Code of Ethics is based on the principle that all Chartwell employees owe a fiduciary duty to the firm's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

       The effective date of the Code of Ethics is June 24, 1997. Please direct any questions to the Board of Directors of Chartwell.

I.   CODE OF CONDUCT GOVERNING PERSONAL SECURITIES TRANSACTIONS

       The personal investing activities of all Chartwell personnel must be conducted in a manner to avoid actual or potential conflicts of interest with Chartwell's clients. No employee of Chartwell may use his or her position with Chartwell or any investment opportunities they learn of because of his or her position with Chartwell, to the detriment of Chartwell's clients.

       A. Who Is Governed By These Requirements?

       All officers, directors and employees of Chartwell and members of their immediate family who reside in their household are subject to Chartwell's policies and procedures governing personal securities transactions.

       B. What Accounts and Transactions Are Covered?

       Subject to the last sentence of this paragraph, the policies and procedures cover (1) all personal securities accounts and transactions of each Chartwell officer, director or employee, and (2) all securities and accounts in which a Chartwell officer, director or employee has a "beneficial ownership". For purposes of these requirements, "beneficial ownership" has the same meaning as in Securities Exchange Act Rule 16a-1(a)(2). Generally, a person has beneficial ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares direct or indirect interest in the security. A transaction by or for the account of a spouse or other immediate family member living in the same home with an employee of Chartwell is considered the same as a transaction by the employee. These policies and procedures do not cover any securities accounts and/or transactions relating to any pooled investment product (including without limitation, private investment partnerships): (i) managed by Chartwell or an affiliate of Chartwell; and (ii) in which there is significant beneficial ownership by persons other than (a) officers, directors or employees of Chartwell and (b) spouses or other immediate family members living in the same home with such an employee or director.


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       C. What Securities Are Covered By These Requirements?

       All securities (and derivative forms thereof including options and futures contracts) are covered by these requirements except (1) securities which are direct obligations of the United States, such as Treasury bills, notes and bonds and derivatives thereof, and (2) shares of open-end mutual funds. Please note that shares of closed-end funds and unit investment trusts are covered.

       D. What Transactions Are Prohibited By These Requirements?

       The following prohibitions apply to all Chartwell employees:

       1. Chartwell employees are not permitted to front-run any securities transaction of a client, or to scalp by making recommendations for clients with the intent of personally profiting from personal holdings of transactions in the same or related securities.

       2. Chartwell employees may not purchase or sell directly or indirectly, any security within seven calendar days before or after the time that the same security is being purchase or sold for a Chartwell client. Any profits or trades within the proscribed period will be disgorged.

       3. Chartwell employees who purchase a security within seven calendar days before a Chartwell client trades such security, shall be prohibited from selling that security for a period of six months from the date of the trade. Any profits realized from a sale of such security within the proscribed six month period, shall be disgorged.

       4. Chartwell employees who sell a security within seven calendar days before a Chartwell client sells such security, shall disgorge any profits realized on such transaction equal to the difference between the Chartwell employee's sale price and the Chartwell client's sale price.

       5. Chartwell employees may not profit from the purchase and sale or sale and purchase of the same security within a 60 day period. Profits due to any such short-term trades will be disgorged. Exceptions to this policy are permitted only with the written approval of Chartwell's Compliance Officer, and then only in the case of an emergency or extraordinary circumstances.

       6. No Chartwell employee may sell short any security held in a client's account managed by Chartwell.

       7. Chartwell employees may not purchase any securities in a private placement, without the prior written approval of Chartwell's Compliance Officer.
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       8.   Chartwell employees may not serve on the board of directors of any publicly traded company without the prior written approval of the Compliance Officer.

       9. Chartwell employees may not buy or sell any security if he or she has material, non-public information about the security or the market for the security, obtained in the course of his or her employment with Chartwell or otherwise.

       10. Chartwell employees are not permitted to acquire any securities in an initial public offering.

       11. Chartwell employees are not permitted to accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the firm because of that person's association with the firm.

            For the purpose of this provision, the following gifts from broker-dealers or other persons providing services to the firm will not be considered to be in violation of this section:

            (i)   an occasional meal;

            (ii) an occasional ticket to a sporting event, the theater, or comparable entertainment;

            (iii) a holiday gift of fruit or other goods, provided however, that such gift is made available to all Chartwell employees.

       E.   Pre-Clearance of Personal Transactions

                A. Chartwell employees must pre-clear personal securities transactions with the trading department. Pre-clearance of a securities transaction is valid for 48 hours.

                1. Pre-clearance forms, included as Attachment 1, must be signed by the employee and a Chartwell trader. Forms must then be given to the Compliance Officer.

                B. Pre-clearance is not necessary for the following transactions:

                     (1) Purchases or sales over which the employee has no
                         direct or indirect influence or control.

                     (2) Purchases that are part of an automatic dividend
                         reinvestment plan.


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II.  REPORTS OF SECURITIES HOLDINGS AND IDENTIFICATION OF SECURITIES ACCOUNTS.

       1. Every partner, portfolio manager, trader and analyst of Chartwell (hereinafter referred to as an "Advisory Person") shall disclose to the Compliance Officer all personal securities holdings upon commencement of employment and thereafter on an annual basis as of December 31st. This annual report shall include a listing of owned securities and either the market value or the number of shares owned for each security.

       2. Every Advisory Person shall direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions.

       3.   Every Chartwell employee shall certify annually that:

            (i) they have read and understand the Code of Ethics; and that they are subject thereto;

            (ii) they have complied with the requirements of the Code of Ethics; and

            (iii) they have reported all personal securities transactions required to be reported by the Code of Ethics.

       4. Every Chartwell employee is required to file reports to the Compliance Officer no later than 10 days after the end of each calendar quarter, describing each personal securities transaction effected during the quarter. The report must be signed and dated by the reporting person and include a complete response to each item of information sought on the Personal Securities Transaction Report (Form C) found at Attachment 2.

            If an employee has not transactions to report in a calendar quarter, he or she must check the "no transactions to report" box on the Report Form, sign and date the Report and return it to the Compliance Officer by the reporting deadline.

            The Compliance Officer shall be responsible for distributing Personal Securities Transaction Report forms to each Chartwell employee at the end of each calendar quarter and for ensuring that all officers, directors and employees have filed the required reports on a timely basis. Late filings are not acceptable and can lead to disciplinary action against an officer or director, including possible termination. REPORTING OF ALL PERSONAL SECURITIES TRANSACTIONS IS REQUIRED BY SEC RULE, AND VIOLATION OF THIS RULE CANNOT AND WILL NOT BE TOLERATED BY CHARTWELL.
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III. PROTECTION OF CONFIDENTIAL INFORMATION CONCERNING CLIENT RECOMMENDATIONS :
     OR ADVICE

       The Firm has adopted the following policies and procedures to limit access to information relating to decisions as to what advice or recommendations should be given to clients ("Advisory Information") to those of the Firm's officers, directors and employees who have a legitimate need to know that information:

       A. Designation of Advisory Persons. The President shall designate as "Advisory Persons" those of the Firm's employees who make or participate in decisions as to what advice or recommendations should be given to clients whose duties or functions relate to the making of such recommendations or who otherwise have a legitimate need to know information concerning such matters.

       B. Obligations of Advisory Persons. In the handling of Advisory Information, Advisory Persons shall take appropriate measures to protect the confidentiality of such information. Specifically, Advisory Persons shall refrain from:

              - Disclosing Advisory Information to anyone other than another Advisory Person, inside or outside of the Firm (including any employee of an affiliate); except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient; and

              - Engaging in transactions--or recommending or suggesting that any person (other than a Firm client) engage in transactions -in any security to which the Advisory Information relates.

       C. General Policy Concerning Non-Advisory Persons. As a general matter, no employee of the Firm (other than those employees who are designated as Advisory Persons) or any employee of an affiliate of the Firm should seek or obtain access to Advisory Information. In the event that an employee of the Firm (other than an employee who is designated as an Advisory Person) should come into possession of Advisory Information, he or she should refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities to which such information relates.


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VI.  MONITORING COMPLIANCE WITH INSIDER TRADING AND TIPPING POLICIES
     AND PROCEDURES.

       The Compliance Officer or employee designated to assist the Compliance Officer shall review duplicate confirmations and periodic account statements for officer and director accounts. This review is designed to (i) ensure the propriety of the officer or director's trading activity; (ii) avoid possible conflict situations; and (iii) identify transactions that may violate the prohibitions regarding insider trading and manipulative and deceptive devices contained in the federal and state securities laws and SEC rules.

       The compliance Officer shall report immediately to the Board of Directors of Chartwell, G.P., the Firm's corporate general partner, any findings of possible irregularity or impropriety.


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                                                                    ATTACHMENT 1

                        PERSONAL SECURITIES TRANSACTION

                               PRE-CLEARANCE FORM

I certify that the securities listed on this form have not been traded by Chartwell Investment Partners for at least (7) calendar days.

        Security                       Buy/Sell                 Shares            Executing Broker
       ----------                     ----------                -------           -----------------
1.     ----------                     ----------                -------           -----------------

2.     ----------                     ----------                -------           -----------------

3.     ----------                     ----------                -------           -----------------

4.     ----------                     ----------                -------           -----------------

5.     ----------                     ----------                -------           -----------------





---------------------------                                     ---------------------------
Chartwell  Employee/Date                                        Trading Dept./Date

Note:   This form is valid for 48 hours.

                                                                  ATTACHMENT 2
                                                                  ------------
FORM C:  PERSONAL SECURITIES TRANSACTIONS REPORT             COMPLIANCE REVIEW:
                                                             BY:
                                                                ---------------
                                                           DATE:
                                                                 --------------

This report of personal securities transactions is required by Investment Advisers Act Rule 204-2(a) and must be completed and submitted to the Compliance Officer no later than 10 days after the end of each calendar quarter. Refer to the Compliance Manual for further instructions.


        BUY,
TRADE  SELL OR     SECURITY NAME, DESCRIPTION AND TYPE                                          PRINCIPAL
DATE   OTHER        (COMMON STOCK, BOND,OPTION, ETC.)               QUANTITY       PRICE         AMOUNT
---- ----------- ------------------------------------------------ -------------- ------------- --------------------

---- ----------- ------------------------------------------------ -------------- ------------- --------------------

---- ----------- ------------------------------------------------ -------------- ------------- --------------------

---- ----------- ------------------------------------------------ -------------- ------------- --------------------

---- ----------- ------------------------------------------------ -------------- ------------- --------------------

---- ----------- ------------------------------------------------ -------------- ------------- --------------------

---- ----------- ------------------------------------------------ -------------- ------------- --------------------

---- ----------- ------------------------------------------------ -------------- ------------- --------------------

---- ----------- ------------------------------------------------ -------------- ------------- --------------------


                                  PRE-CLEARED BY
                                 COMPLIANCE OFFICER
   BROKER-DEALER OR BANK         (DATE OR N/A)
 ----------------------------- -------------------------

 ----------------------------- -------------------------

 ----------------------------- -------------------------

 ----------------------------- -------------------------

 ----------------------------- -------------------------

 ----------------------------- -------------------------

 ----------------------------- -------------------------

 ----------------------------- -------------------------

 ----------------------------- -------------------------




   [ ] I HAD NO PERSONAL SECURITIES TRANSACTIONS DURING THE PRECEDING CALENDAR QUARTER THAT WERE REQUIRED TO BE REPORTED ON SCHEDULE C.

THE REPORT OR RECORDING OF ANY TRANSACTION ABOVE SHALL NOT BE CONSTRUED AS AN ADMISSION THAT I HAVE ANY DIRECT OR INDIRECT OWNERSHIP IN THE SECURITIES.


---------------------------                -----------------------------          ---------------             ---------------------

(Printed Name)                            (Signature)                             (Date)                      (Quarter Ended)

       RETURN TO: COMPLIANCE OFFICER, CHARTWELL INVESTMENT PARTNERS, L.P. 1235 Westlakes Drive, Suite 330, Berwyn, Pennsylvania, PA 19312-2412